Free Writing Prospectus

$108,020,000 (Approximate)

IndyMac Residential Mortgage-Backed Trust,
Series 2007-L1
Issuing Entity

Mortgage-Backed Certificates,
Series 2007-L1

Seller, Servicer and Sponsor

IndyMac ABS, Inc.
Depositor

Filed pursuant to Rule 433(d)
Registration Statement No. 333-134691

Disclaimer

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.

Free Writing Prospectus
$108,020,000
(Approximate)

IndyMac Residential Mortgage-Backed Trust, Series 2007-L1,
Mortgage-Backed Certificates, Series 2007-L1

Characteristics of the Certificates (1)(2)

Class	Original Principal Balance	Coupon	Tranche Type	WAL to Call (yrs) (5)	Principal Window to Call (mos) (5)	Legal Final Maturity Date	Expected Ratings (Moody’s/S&P)
A	$107,250,000	(3)(4)	Senior	2.14	1-60	October 2012	Aaa / AAA(6)
M	$770,000	(3)(4)	Subordinate	3.94	38-60	October 2012	Baa2 / BBB-
B(7)	$1,980,000	(3)(4)	Subordinate	N/A	N/A	N/A	Ba1 / BB

Notes:

(1)	The Certificates will be priced assuming a 30% CPR and a 10% Optional Termination.
(2)	Class sizes are subject to a 5% variance.
(3)	The least of (a) One-month LIBOR plus the related margin, (b) the Net WAC Rate and (c) the Maximum Cap Rate.
(4)
The margin on the Class A Certificates will double after the Optional Termination Date. The margin on each of the Class M Certificates and the Class B Certificates will increase to a 1.5 multiple after the Optional Termination Date.

(5)	Assumes 30% CPR, the 10% Optional Termination is executed on the Optional Termination Date and the Certificates pay on the 25th of every month beginning in April 2007.
(6)
The Class A Certificates will benefit from an insurance policy that will provide a 100% guaranty of ultimate principal and timely interest (other than any basis risk shortfall, prepayment interest shortfall or Relief Act shortfall).

(7)	The Class B Certificates will not be offered hereby.

Seller, Servicer and
Sponsor:	IndyMac Bank, F.S.B.

Depositor:	IndyMac ABS, Inc.

Issuing Entity:	IndyMac Residential Mortgage-Backed Trust, Series 2007-L1 (sometimes referred to as the “Trust”).

Custodian and Trustee:	Deutsche Bank National Trust Company.

Lead Manager:	Credit Suisse Securities (USA) LLC.

Co-Managers:	Bear, Stearns & Co. Inc., IndyMac Securities Corp. and Lehman Brothers Inc.

Class A Certificate
Insurer:	Ambac Assurance Corporation (“Ambac”), rated Aaa and AAA by Moody’s and S&P, respectively.

The Certificates:
The IndyMac Residential Mortgage-Backed Trust, Series 2007-L1, Mortgage-Backed Certificates will consist of the following classes of Certificates: the Class A Certificates; the Class M Certificates; the Class B Certificates (together with the Class M Certificates, the “Subordinate Certificates”); the Class C Certificates; the Class P Certificates; and the Class R Certificates.

The Class M Certificates will be subordinate to the Class A Certificates, and senior to the Class B Certificates.

The Class B Certificates will be subordinate to the Class M Certificates and the Class A Certificates.

Non-Offered Certificates:	The Class B Certificates, the Class C Certificates, the Class P Certificates and the Class R Certificates.

Federal Tax Status:	The Trust will be established as one or more REMICs for U.S. federal income tax purposes.

Registration:	The Class A Certificates and the Subordinate Certificates will be available in book-entry form through DTC.

Denominations:	For the Class A Certificates and the Subordinate Certificates, minimum denominations of $100,000 and multiples of $1,000 in excess thereof.

Cut-off Date:	March 1, 2007

Closing Date:	On or about March 27, 2007.

Distribution Date:	The 25th day of each month (or, if such day is not a Business Day, on the first Business Day thereafter), commencing in April 2007.

Legal Final Maturity
Date:	On or about October [25], 2012.

Record Date:	The business day immediately preceding the applicable Distribution Date.

ERISA Eligibility:	The Certificates will not be ERISA Eligible.

SMMEA Eligibility:	The Certificates will not be “mortgage related securities” for purposes of SMMEA.

Optional Termination:
The terms of the transaction will allow for a clean-up call (the “Optional Termination”), which may be exercised following the first Distribution Date on which the aggregate principal balance of the Mortgage Loans is less than 10% of the sum of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date plus amounts on deposit in the Pre-Funding Account on the Closing Date (such date, the “Optional Termination Date”).

Pricing Prepayment
Speed:	The Certificates will be priced based on a constant prepayment speed of 30% CPR.

The Mortgage Loans:
A pool of adjustable-rate and fixed-rate, first lien, residential lot loans will be delivered to the trust on the Closing Date and each subsequent transfer date during the Funding Period. All of the mortgage loans will be balloon loans. The information set forth herein, unless otherwise stated, is calculated as of the Cut-off Date with respect to the pool of mortgage loans expected to be delivered to the trust on the Closing Date (the “Closing Date Mortgage Loans”). The Closing Date Mortgage Loans consist of [403] mortgage loans with an aggregate principal balance as of the Cut-off Date of approximately [$75,934,932]. It is expected that the aggregate principal balance of the Closing Date Mortgage Loans will not vary from the foregoing balance by more than plus or minus 5%.

The aggregate stated principal balance of the Closing Date Mortgage Loans plus amounts on deposit in the Pre-Funding Account on the Closing Date is expected to be approximately $110,000,000.

Mortgage loans with an approximate balance of $[34,065,068] will be funded and transferred to the trust after the Closing Date (the “Subsequent Mortgage Loans”). The Closing Date Mortgage Loans and the Subsequent Mortgage Loans are collectively referred to herein as the “Mortgage Loans”.

Pre-Funding Account:
On the Closing Date, the Depositor will deliver to the Trustee approximately [$34,065,068] (the “Pre-Funded Amount”) which will be used to purchase Subsequent Mortgage Loans during the period ending no later than May 1, 2007 (the “Funding Period”). Any balance remaining in the Pre-Funding Account after the end of the Funding Period will be distributed as principal to the Class A Certificates on the following Distribution Date.

Pass-Through Rate:
On each Distribution Date, the Pass-Through Rate for the Class A Certificates and the Subordinate Certificates will be equal to the lesser of (a) the related Formula Rate and (b) the Net WAC Rate. The “Formula Rate” for the Class A Certificates, the Class M Certificates and the Class B Certificates will be the lesser of (a) One-month LIBOR plus the related margin and (b) the Maximum Cap Rate. After the Optional Termination Date, the margin on the Class A Certificates will double, and the margins on the Class M Certificates and the Class B Certificates will increase to a 1.5 multiple.

Interest Accrual Period:
On each Distribution Date, the Interest Accrual Period for the Certificates will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Interest Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.

Remittance Period:
For any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date, the period commencing on the sixteenth day of the month immediately preceding the month in which such Distribution Date occurs, (or, in the case of the first Distribution Date, March 1, 2007) and ending on the fifteenth day of the month in which such Distribution Date occurs.

Net WAC Rate:
For any Distribution Date, a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Net Mortgage Rates of the Mortgage Loans less the rate at which the premium payable to the Class A Certificate Insurer is calculated (multiplied by a fraction, the numerator of which is the certificate principal balance of the Class A Certificates and the denominator of which is the sum of the aggregate principal balance of the Mortgage Loans plus amounts on deposit in the Pre-Funding Account for such Distribution Date). For purposes of this definition, the principal balance of the Mortgage Loans will be based on the Mortgage Loan balances as of the first day of the month preceding the month in which such Distribution Date occurs after giving effect to scheduled payments due on or before such date and to unscheduled payments of principal received from the 2nd to the 15th of the prior calendar month.

Maximum Cap Rate:
For any Distribution Date, a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Maximum Net Mortgage Rates of the Mortgage Loans less the rate at which the premium payable to the Class A Certificate Insurer is calculated (multiplied by a fraction, the numerator of which is the certificate principal balance of the Class A Certificates and the denominator of which is the sum of the aggregate principal balance of the Mortgage Loans plus amounts on deposit in the Pre-Funding Account for such Distribution Date). For purposes of this definition, the principal balance of the Mortgage Loans will be based on the Mortgage Loan balances as of the first day of the month preceding the month in which such Distribution Date occurs after giving effect to scheduled payments due on or before such date and to unscheduled payments of principal received from the 2nd to the 15th of the prior calendar month.

Expense Adjusted
Net Mortgage Rate:
For any Mortgage Loan for any Distribution Date, a per annum rate equal to the applicable mortgage rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate.

Expense Adjusted
Maximum Net
Mortgage Rate:
For any Mortgage Loan for any Distribution Date, a per annum rate equal to the applicable maximum mortgage rate for such Mortgage Loan (if such Mortgage Loan is an adjustable-rate Mortgage Loan) or the applicable Mortgage Rate for such Mortgage Loan (if such Mortgage Loan is a fixed-rate Mortgage Loan), in either such case as of the first day of the month preceding the month in which such Distribution Date occurs, minus the sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate.

Net WAC Rate
Carryover Amount:
With respect to any class of Certificates and any Distribution Date, an amount equal to the sum of (i) the excess of (x) the amount of interest such class of Certificates would have accrued for such Distribution Date had the related Pass-Through Rate been the related Formula Rate, over (y) the amount of interest such class of Certificates accrued for such Distribution Date at the Net WAC Rate; and (ii) the unpaid portion of any Net WAC Rate Carryover Amount for such class of Certificates from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Interest Accrual Period at the Pass-Through Rate applicable for such class of Certificates for such Interest Accrual Period.

To mitigate the effect of such Net WAC Rate Carryover Amount, the Certificates will be paid from Total Monthly Excess Spread on a subordinated basis on the same Distribution Date or in any subsequent period.

Interest Coverage
Account:
On the Closing Date, the Depositor will deposit into an interest coverage account an amount with the Trustee to be used to cover interest shortfalls on the Class A Certificates, Class M Certificates and Class B Certificates for the first two Distribution Dates due to the pre-funding feature.

Trustee Fee Rate:	0.015% per annum on the outstanding aggregate principal balance of the Mortgage Loans.

Servicing Fee Rate:	0.250% per annum on the outstanding aggregate principal balance of the Mortgage Loans.

Accrued Certificate
Interest:
The Accrued Certificate Interest for each class of Certificates on any Distribution Date will be equal to interest accrued during the related Interest Accrual Period on the certificate principal balance of that class immediately prior to such Distribution Date at the then applicable Pass-Through Rate for such class and reduced (to not less than zero) by the allocable share, if any, for such class of prepayment interest shortfalls not covered by compensating interest from the servicer and shortfalls resulting from the application of the Servicemembers Civil Relief Act (a “Relief Act Shortfall”) (in each case to the extent such shortfalls are not allocated to interest accrued on the Class C Certificates).

Unpaid Interest
Amount:
For any class of Certificates, (i) on the first Distribution Date, zero, and (ii) on any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Accrued Certificate Interest for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Amount, if any, for such class for such immediately preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest on such immediately preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Interest Accrual Period.

Credit Enhancement:	The Certificates will benefit from the following credit enhancement mechanisms, each of which is intended to provide credit support for the Certificates with a higher payment priority:

	1) Initial Subordination

	Class A	2.50%
	Class M	1.80%
	Class B	0.00%

	2) Overcollateralization

	At Closing -	0.00%

	Target Percentage -	1.95%

	Floor -	0.50% of the sum of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date plus amounts on deposit in the Pre-Funding Account on the Closing Date.

	Stepdown -	Two times the Target Percentage of the current aggregate principal balance of the Mortgage Loans

	3) Excess Spread See Excess Spread table

	4) Class A Certificate Policy

The Class A Certificates will benefit from an insurance policy (the “Policy”) that will provide a AAA/Aaa-rated (S&P/Moody’s), 100% guaranty of ultimate principal and timely interest (other than any basis risk shortfall, prepayment interest shortfall or Relief Act Shortfall) and payments of principal to the Class A Certificates in the amount of any undercollateralized amounts.

Applied Realized Loss
Amount:
On any Distribution Date, Realized Losses on the Mortgage Loans will first be absorbed by Total Monthly Excess Spread, if any, and then by the Overcollateralization Amount. If on any Distribution Date, as a result of Realized Losses on the Mortgage Loans, the certificate principal balance of the Class A Certificates, the Class M Certificates and the Class B Certificates, after giving effect to principal distributions on such date, exceeds the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period, such excess (the “Applied Realized Loss Amount”) will be allocated sequentially in the following order: first to the Class B Certificates and then to the Class M Certificates. There will be no allocation of Realized Losses on the Mortgage Loans to the Class A Certificates. Any Applied Realized Loss Amount allocated to a class of Certificates will reduce the certificate principal balance of that class. Once Realized Losses are allocated to the Class B Certificates and the Class M Certificates, such amounts with respect to such Certificates will no longer accrue interest. However, the amount of any Realized Losses allocated to the Class B Certificates and the Class M Certificates may be distributed to the holders of those Certificates from Total Monthly Excess Spread, sequentially, as described below.

Realized Loss:
With respect to any liquidated Mortgage Loan, the amount of loss realized will equal the portion of the principal balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Mortgage Loan.

Net Liquidation Proceeds:
For any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures and the servicing standard specified in the pooling and servicing agreement, as of the end of the related Prepayment Period, that all proceeds which it expects to recover with respect to the liquidation of such Mortgage Loan or disposition of the related REO property have been recovered or any other disposition of the related mortgaged property (including REO property), the related liquidation proceeds net of advances, servicing advances, servicing fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or disposition of the related mortgaged property.

Stepdown Date:
The earlier to occur of (i) the first Distribution Date after the Distribution Date on which the certificate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (a) the Distribution Date in April 2010 (the 37th Distribution Date) and (b) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose after taking into account principal received or advanced on the Mortgage Loans, which is part of the available funds for such Distribution Date, but before the distribution of the principal distribution amount to the Certificates then entitled to distributions of principal on such Distribution Date) is equal to or greater than approximately 8.90%.

Priority of
Payments:                                                                       Payments of interest and principal will be as follows:

(A)	Interest
Amounts received in respect of interest collections on the Mortgage Loans will generally be applied in the following order:

1)
To the Class A Certificate Insurer, the amount owing to the Class A Certificate Insurer under the Insurance and Indemnity Agreement (the “Insurance Agreement”) for the premium payable in respect of the Class A Certificates;

2)	To the Class A Certificates, the related Accrued Certificate Interest;
3)	To the Class A Certificates, any Unpaid Interest Amount;
4)
To the Class A Certificate Insurer, the amount owing to the Class A Certificate Insurer under the Insurance Agreement for reimbursement for prior claims paid under the Policy and any other amounts owing to the Class A Certificate Insurer under the Insurance Agreement;

5)	To the Class M Certificates, the related Accrued Certificate Interest; and
6)	To the Class B Certificates, the related Accrued Certificate Interest.

(B)	Principal
Amounts received in respect of principal collections from the Mortgage Loans (and other amounts paid to the Certificateholders as principal) will be applied in the following order:

Prior to the Stepdown Date or if a Trigger Event is in effect:
1)	To the Class A Certificates, until the certificate principal balance of such class has been reduced to zero;
2)
To the Class A Certificate Insurer, the amount owing to the Class A Certificate Insurer under the Insurance Agreement for reimbursement for prior claims paid under the Policy and any other amount owing to the Class A Certificate Insurer under the Insurance Agreement, to the extent not paid pursuant to clause (1) and clause (4) under the Interest Priority of Payments;

3)	To the Class M Certificates, until the certificate principal balance of such class has been reduced to zero; and
4)	To the Class B Certificates, until the certificate principal balance of such class has been reduced to zero.

On and after the Stepdown Date (if a Trigger Event is not in effect):
1)	To the Class A Certificates, the Class A Principal Distribution Amount, until the certificate principal balance of such class has been reduced to zero;
2)
To the Class A Certificate Insurer, the amount owing to the Class A Certificate Insurer under the Insurance Agreement for reimbursement for prior claims paid under the Policy and any other amount owing to the Class A Certificate Insurer under the Insurance Agreement, to the extent not paid pursuant to clause (1) and clause (4) under the Interest Priority of Payments;

3)	To the Class M Certificates, the Class M Principal Distribution Amount, until the certificate principal balance of such class has been reduced to zero; and
4)	To the Class B Certificates, the Class B Principal Distribution Amount, until the Certificate principal balance of such class has been reduced to zero.

Total Monthly Excess Spread
Any remaining amounts will be applied in the following order of priority to the extent available for such purpose:

Total Monthly Excess Spread will be distributed as follows:

1)	To the holders of the Certificates then entitled to receive principal in the order described under “Principal” above, additional principal until the Overcollateralization Target Amount is reached;
2)	To the Class M Certificateholders, any Unpaid Interest Amount;
3)	To the Class M Certificateholders, any Applied Realized Loss Amount;
4)	To the Class B Certificateholders, any Unpaid Interest Amount;
5)	To the Class B Certificateholders, any Applied Realized Loss Amount;
6)	To the Class A Certificateholders, any Net WAC Rate Carryover Amount;
7)	To the Class M Certificateholders, any Net WAC Rate Carryover Amount;
8)	To the Class B Certificateholders, any Net WAC Rate Carryover Amount;
9)	Any remaining amounts as provided in the pooling and servicing agreement.

Class A Principal
Distribution Amount:                                                   For any Distribution Date, an amount equal to the lesser of (i) the principal distribution amount and (ii) the excess, if any, of (x) the certificate principal balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor Amount.

Class M Principal
Distribution Amount:                                                    For any Distribution Date, an amount equal to the lesser of (i) the principal distribution amount remaining after payment to the Class A Certificates and (ii) the excess, if any, of (x) the sum of (i) the certificate principal balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the certificate principal balance of the Class M Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 92.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor Amount.

Class B Principal
Distribution Amount:                                                    For any Distribution Date, an amount equal to the lesser of (i) the principal distribution amount remaining after payment to the Class A Certificates and the Class M Certificates and (ii) the excess, if any, of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates and the Class M Certificates (after taking into account the distribution of the Class A Principal Distribution Amount and the Class M Principal Distribution Amount on such Distribution Date) and (ii) the certificate principal balance of the Class B Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 96.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor Amount.

Trigger Event:                                                                 With respect to each Distribution Date, a Trigger Event will be in effect if any of the following has occurred:

(i) for any Distribution Date on and after April 2010 to, but not including, April 2012, the Mortgage Loans delinquent 60 days or more, in bankruptcy, in foreclosure or that are secured by mortgaged properties that have become REO properties exceed [3.00]% of the aggregate principal balance of the Mortgage Loans,

(ii) for any Distribution Date on and after April 2012, the Mortgage Loans delinquent 60 days or more or that are secured by mortgaged properties that have become REO properties exceed [4.50]% of the aggregate principal balance of the Mortgage Loans, or

(iii) for any Distribution Date, if the fraction, expressed as a percentage, obtained by dividing (1) the cumulative amount of Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Remittance Period (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-off Date through the last day of the related Remittance Period) by (2) the sum of the balance of the Closing Date Mortgage Loans as of the Cut-off Date and the amount on deposit in the Pre-Funding Account on the Closing Date, exceeds the applicable amount set forth below:

April 2009 to March 2010	[1.50]% with respect to April 2009, plus an additional 1/12th of [1.00]% for each month thereafter.

April 2010 to March 2011	[2.50]% with respect to April 2010, plus an additional 1/12th of [0.50]% for each month thereafter.

April 2011 to March 2012	[3.00]% with respect to April 2011, plus an additional 1/12th of [0.20]% for each month thereafter.

April 2012 and thereafter	[3.20]%.

Overcollateralization
Amount:
For any Distribution Date, the amount, if any, by which (i) the aggregate principal balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) exceeds (ii) the aggregate certificate principal balance of the Certificates as of such Distribution Date after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Floor
Amount:	0.50% of the sum of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date and the amount on deposit in the Pre-Funding Account on the Closing Date.

Overcollateralization Target
Amount:
(a) For each Distribution Date prior to the Stepdown Date, 1.95% of the sum of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date plus amounts on deposit in the Pre-Funding Account on the Closing Date; (b) for each Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the greater of (i) 3.90% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (ii) the Overcollateralization Floor Amount and (c) for each Distribution Date on or after the Stepdown Date and on which a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Servicer Advances:	The Servicer will be required to advance delinquent interest and principal unless such amounts are deemed unrecoverable.

Collateral Summary
As of March 1, 2007 (Cut-off Date)
Total Number of Mortgage Loans		403
Total Outstanding Mortgage Loan Balance		$75,934,931.68
Current WA Coupon		7.264%
WA Margin (Adjustable only)		4.896%
WA Minimum Rate (Adjustable only)		4.896%
WA Maximum Rate (Adjustable only)		12.762%
WA Roll Rate (months) (Adjustable only)		3
WA First Periodic Cap (Adjustable only)		4.387%
WA Periodic Cap (Adjustable only)		1.000%
WA Seasoning (months)		0
WA Remaining Balloon Term (months)		54
WA OLTV		84.05%
WA CLTV		84.05%
WA Current FICO		728
Simultaneous Seconds		0.00%
Prepay Penalty		39.53%
Lien Position (% first / % junior)		100.00%/0.00%
Geographic Distribution:
Other states account individually for less than 5% of pool balance.	CA FL WA UT	36.83% 7.60% 6.55% 6.44%

Collateral Statistics
As of March 1, 2007 (Cut-off Date)

Current Principal Balances
Current Principal Balances ($)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0.01 - 25,000.00	8	$167,513.68	0.22%
25,000.01 - 50,000.00	39	1,440,354.38	1.90
50,000.01 - 75,000.00	46	2,835,275.15	3.73
75,000.01 - 100,000.00	39	3,355,185.89	4.42
100,000.01 - 200,000.00	128	18,647,910.07	24.56
200,000.01 - 300,000.00	67	16,768,876.41	22.08
300,000.01 - 400,000.00	44	15,267,243.99	20.11
400,000.01 - 500,000.00	21	9,660,748.54	12.72
500,000.01 - 600,000.00	3	1,611,400.00	2.12
600,000.01 - 700,000.00	4	2,574,400.00	3.39
700,000.01 - 800,000.00	1	711,773.57	0.94
800,000.01 - 900,000.00	2	1,675,500.00	2.21
900,000.01 and Greater	1	1,218,750.00	1.60
Total:	403	$75,934,931.68	100.00%

Minimum: $16,000.00
Maximum: $1,218,750.00
Average:  $188,424.15

Mortgage Loan Type
Mortgage Loan Type	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
1 YR MTA 5YR Balloon	82	$12,696,926.96	16.72%
1 YR MTA 5YR Balloon IO	190	41,443,953.33	54.58
6 Mo LIBOR 5YR Balloon	17	1,507,797.68	1.99
6 Mo LIBOR 5 YR Balloon IO	53	8,285,338.00	10.91
Fixed 2YR Balloon	19	3,387,432.71	4.46
Fixed 2YR Balloon IO	42	8,613,483.00	11.34
Total:	403	$75,934,931.68	100.00%

Collateral Statistics
As of March 1, 2007 (Cut-off Date)

Original Loan-to-Value Ratios
Original Loan-to-Value Ratios (%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0.01 - 40.00	2	$232,513.00	0.31%
45.01 - 50.00	3	679,000.00	0.89
50.01 - 55.00	2	364,558.04	0.48
55.01 - 60.00	3	938,000.00	1.24
60.01 - 65.00	5	1,033,827.00	1.36
65.01 - 70.00	11	3,324,939.54	4.38
70.01 - 75.00	13	5,094,705.39	6.71
75.01 - 80.00	71	14,985,275.45	19.73
80.01 - 85.00	19	6,156,030.54	8.11
85.01 - 90.00	274	43,126,082.72	56.79
Total:	403	$75,934,931.68	100.00%

Minimum:  35.81%
Maximum:  90.00%
Weighted Average: 84.05%

Collateral Statistics
As of March 1, 2007 (Cut-off Date)

Mortgage Loan Purpose
Purpose	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Purchase	398	$74,865,418.68	98.59%
Rate/Term Refinance	5	1,069,513.00	1.41
Total:	403	$75,934,931.68	100.00%

Mortgage Loan Occupancy
Occupancy	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Second Home	403	$75,934,931.68	100.00%
Total:	403	$75,934,931.68	100.00%

Mortgage Loan Documentation
Documentation Type	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Full	108	$14,515,726.67	19.12%
Stated	295	61,419,205.01	80.88
Total:	403	$75,934,931.68	100.00%

Collateral Statistics
As of March 1, 2007 (Cut-off Date)

Geographic Distribution
State	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
California	115	$27,964,892.67	36.83%
Florida	36	5,773,614.56	7.60
Washington	32	4,977,244.44	6.55
Utah	20	4,888,065.89	6.44
Colorado	16	3,536,810.29	4.66
Hawaii	12	3,419,150.00	4.50
Texas	23	2,700,490.06	3.56
Arizona	15	2,698,800.00	3.55
North Carolina	21	2,672,845.19	3.52
Illinois	11	2,187,010.41	2.88
Georgia	11	1,619,261.03	2.13
Nevada	6	1,608,704.50	2.12
South Carolina	7	1,189,708.53	1.57
Virginia	5	924,694.89	1.22
Maryland	4	906,609.01	1.19
New Jersey	4	867,250.00	1.14
Idaho	6	860,245.69	1.13
New York	7	859,571.72	1.13
Minnesota	4	791,979.00	1.04
Michigan	3	567,782.76	0.75
Missouri	7	518,610.00	0.68
Indiana	1	488,800.00	0.64
Tennessee	6	425,500.40	0.56
Montana	1	348,500.00	0.46
Oregon	3	317,300.00	0.42
Maine	3	308,150.00	0.41
New Mexico	2	303,300.00	0.40
Kentucky	2	296,250.00	0.39
Louisiana	3	290,844.00	0.38
Connecticut	2	288,000.00	0.38
Massachusetts	1	256,500.00	0.34
Oklahoma	3	222,259.92	0.29
Ohio	1	220,500.00	0.29

Collateral Statistics
As of March 1, 2007 (Cut-off Date)
Geographic Distribution(Continued)
State	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Alaska	1	144,900.00	0.19
West Virginia	1	107,091.00	0.14
New Hampshire	1	90,000.00	0.12
Pennsylvania	2	86,999.69	0.11
Alabama	1	56,200.00	0.07
Wyoming	1	50,000.00	0.07
Kansas	1	40,500.00	0.05
Mississippi	1	37,496.03	0.05
North Dakota	1	22,500.00	0.03
Total:	403	$75,934,931.68	100.00%

Collateral Statistics
As of March 1, 2007 (Cut-off Date)

Current FICO Scores
FICO	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
600 - 619	1	$276,800.00	0.36%
620 - 639	4	479,659.92	0.63
640 - 659	5	422,135.00	0.56
660 - 679	21	2,843,753.34	3.74
680 - 699	78	13,773,706.73	18.14
700 - 719	78	17,821,620.19	23.47
720 - 739	65	11,450,361.71	15.08
740 - 759	62	11,623,105.88	15.31
760 - 779	46	8,852,940.17	11.66
780 - 799	30	6,356,504.73	8.37
800 - 819	13	2,034,344.01	2.68
Total:	403	$75,934,931.68	100.00%

Minimum:  604
Maximum:   810
Weighted Average: 728

Collateral Statistics
As of March 1, 2007 (Cut-off Date)

Current Mortgage Loan Rates
Current Mortgage Loan Rates (%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
3.000 - 3.999	4	$1,191,218.04	1.57%
4.000 - 4.999	30	4,159,594.41	5.48
5.000 - 5.999	74	18,614,299.65	24.51
6.000 - 6.999	162	29,868,084.75	39.33
7.000 - 7.999	8	1,541,280.00	2.03
8.000 - 8.999	24	3,771,541.82	4.97
9.000 - 9.999	53	7,996,600.58	10.53
10.000 - 10.999	35	5,627,861.54	7.41
11.000 - 11.999	10	2,449,040.89	3.23
12.000 - 12.999	3	715,410.00	0.94
Total:	403	$75,934,931.68	100.00%

Minimum:    3.875%
Maximum:  12.750%
Weighted Average:  7.264%

Original Balloon Term
Balloon Term (Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
24	61	$12,000,915.71	15.80%
60	342	63,934,015.97	84.20
Total:	403	$75,934,931.68	100.00%

Minimum:  24 months
Maximum:  60 months
Weighted Average: 54 months

Collateral Statistics
As of March 1, 2007 (Cut-off Date)

Remaining Balloon Term
Remaining Balloon Term (Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
13 - 24	61	$12,000,915.71	15.80%
49 - 60	342	63,934,015.97	84.20
Total:	403	$75,934,931.68	100.00%

Minimum:  21 months
Maximum:  60 months
Weighted Average: 54 months

Remaining Amortization Term
Remaining Amortization Term (Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Interest Only	285	$58,342,774.33	76.83%
349 - 360	118	17,592,157.35	23.17
Total:	403	$75,934,931.68	100.00%

Minimum:  352 months*
Maximum:  360 months*
Weighted Average: 360 months*

* Calculations exclude all interest only loans.

Collateral Statistics
As of March 1, 2007 (Cut-off Date)

Next Rate Adjustment Date
Next Rate Adjustment	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
N/A	61	$12,000,915.71	15.80%
2007-03	3	305,662.89	0.40
2007-04	1	127,800.00	0.17
2007-05	102	21,735,626.40	28.62
2007-06	119	22,468,609.00	29.59
2007-07	49	10,028,479.00	13.21
2007-08	22	3,061,864.68	4.03
2007-09	33	4,123,380.00	5.43
2007-10	13	2,082,594.00	2.74
Total:	403	$75,934,931.68	100.00%

Margin Rate (%)
Margin Rate (%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
N/A	61	$12,000,915.71	15.80%
2.000 - 2.999	1	672,000.00	0.88
3.000 - 3.999	29	4,082,449.52	5.38
4.000 - 4.999	92	21,461,100.94	28.26
5.000 - 5.999	207	36,119,520.59	47.57
6.000 - 6.999	5	784,035.00	1.03
7.000 - 7.999	4	301,950.00	0.40
8.000 - 8.999	4	512,959.92	0.68
Total:	403	$75,934,931.68	100.00%

Minimum (Adjustable only):   2.000%
Maximum (Adjustable only):   8.750%
Non-zero Weighted Average (Adjustable only): 4.896%

Collateral Statistics
As of March 1, 2007 (Cut-off Date)

Maximum Mortgage Interest Rate (%)
Maximum Mortgage Interest Rate (%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
N/A	61	$12,000,915.71	15.80%
9.000 - 9.999	4	1,191,218.04	1.57
10.000 - 10.999	30	4,159,594.41	5.48
11.000 - 11.999	75	18,739,733.09	24.68
12.000 - 12.999	162	29,868,084.75	39.33
13.000 - 13.999	1	256,000.00	0.34
14.000 - 14.999	15	2,150,742.32	2.83
15.000 - 15.999	32	4,643,689.47	6.12
16.000 - 16.999	23	2,924,953.89	3.85
Total:	403	$75,934,931.68	100.00%

Minimum (Adjustable only):   9.875%
Maximum (Adjustable only):   16.375%
Non-zero Weighted Average (Adjustable only):12.762%

Minimum Mortgage Interest Rate (%)
Minimum Mortgage Interest Rate (%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
N/A	61	$12,000,915.71	15.80%
2.000 - 2.999	1	672,000.00	0.88
3.000 - 3.999	29	4,082,449.52	5.38
4.000 - 4.999	92	21,461,100.94	28.26
5.000 - 5.999	207	36,119,520.59	47.57
6.000 - 6.999	5	784,035.00	1.03
7.000 - 7.999	4	301,950.00	0.40
8.000 - 8.999	4	512,959.92	0.68
Total:	403	$75,934,931.68	100.00%

Minimum (Adjustable only):   2.000%
Maximum (Adjustable only):    8.750%
Non-zero Weighted Average (Adjustable only): 4.896%

Collateral Statistics
As of March 1, 2007 (Cut-off Date)

First Periodic Cap
First Periodic Cap Rate (%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
N/A	61	$12,000,915.71	15.80%
1.000	70	9,793,135.68	12.90
5.000	272	54,140,880.29	71.30
Total:	403	$75,934,931.68	100.00%

Minimum (Adjustable only):   1.000%
Maximum (Adjustable only):    5.000%
Non-zero Weighted Average (Adjustable only): 4.387%

Periodic Cap
Periodic Cap Rate (%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
N/A	61	$12,000,915.71	15.80%
1.000	342	63,934,015.97	84.20
Total:	403	$75,934,931.68	100.00%

Minimum (Adjustable only):   1.000%
Maximum (Adjustable only):    1.000%
Non-zero Weighted Average (Adjustable only): 1.000%

Collateral Statistics
As of March 1, 2007 (Cut-off Date)

Prepay Penalty Terms
Length of Prepay Penalty Term	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
No Prepay Penalty	239	$45,921,155.33	60.47%
12 Months	8	1,962,004.56	2.58
24 Months	2	177,000.00	0.23
36 Months	154	27,874,771.79	36.71
Total:	403	$75,934,931.68	100.00%

Credit Suisse Contacts:

	NAME	phone extension
Asset Finance:	Elton Wells	(212) 325-5023
	Kevin Collins	(212) 538-2596
	Eli Magid	(212) 325-0391
	Obi Nwokorie - Structuring	(212) 325-1991
	Kashif Gilani - Structuring	(212) 325-8697
	David Steinberg - Collateral	(212) 325-2774
	Rotimi Akeredolu - Collateral	(212) 325-2936

Asset Backed Syndication:	Tricia Hazelwood	(212) 325-8549
	Jim Drvostep	(212) 325-8549
	Melissa Simmons	(212) 325-8549

Rating Agency Contacts:

	NAME	phone extension
Moody’s:	Cecilia Lam	(415) 274-1727
	Gaurav Singhania	(212) 553-3854

S&P:	John Sang	(212) 438-6058
	David Glehan	(212) 438-7324